Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-28121 of Fiserv, Inc. on Form S-8 of our report dated May 9, 2003, appearing in this Annual Report on Form 11-K of 401(k) Savings Plan of Fiserv, Inc. and its Participating Subsidiaries for the year ended December 31, 2002.

Deloitte & Touche LLP

Milwaukee, Wisconsin

June 20, 2003